Exhibit 10.2

Execution Version

SECOND LIEN COLLATERAL AGREEMENT

made by

CARMIKE CINEMAS, INC.

and certain of its Subsidiaries

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Trustee

Dated as of April 27, 2012

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SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Contracts
Schedule 8	Existing Prior Liens
Schedule 9	Deposit Accounts

ANNEXES

Annex 1	Form of Assumption Agreement
Annex 2	Form of Acknowledgement and Consent

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Exhibit 10.2

SECOND LIEN COLLATERAL AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 27, 2012, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee (in such capacity, the “Collateral Trustee”) acting pursuant to this Agreement for the benefit of the Secured Parties.

W I T N E S S E T H:

WHEREAS, reference is made to (a) that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), by and among Carmike Cinemas, Inc., a Delaware corporation (the “Company”), the subsidiaries of the Company party thereto, and Wells Fargo Bank, National Association as trustee thereunder (the “Trustee”) and (b) that certain Collateral Trust Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Collateral Trust Agreement”), by and among the Company, the subsidiaries of the Company party thereto from time to time, the Trustee, Macquarie US Trading LLC as Administrative Agent, and the Collateral Trustee;

WHEREAS, each Grantor has agreed to secure such Grantor’s obligations under the Indenture and any future Parity Lien Debt Document (as defined in the Collateral Trust Agreement) as set forth herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Trustee agree as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 9 thereof): Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations. The terms “Parity Lien Debt”, “Parity Lien Debt Documents”, “Parity Lien Debt Obligations”, “Parity Lien Debt Representative”, “Priority Lien Debt Obligations” and “Note Documents” shall have the meanings given to them in the Collateral Trust Agreement.

(b) The following terms shall have the following meanings:

“Act of Required Debtholders”: as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt Obligations constituting Required Debtholders, accompanied (if requested by the Collateral Trustee) by an indemnity or security reasonably satisfactory to the Collateral Trustee sufficient to protect it against any and all costs, losses, liabilities and expenses that may be incurred by it by reason of taking or continuing to take such direction.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Collateral Trustee as provided in Sections 6.1 or 6.4.

“Contracts”: the contracts and agreements listed in Schedule 7, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

“Control”: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the Uniform Commercial Code of the applicable jurisdiction; (2) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the Uniform Commercial Code of the applicable jurisdiction; (3) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the Uniform Commercial Code of the applicable jurisdiction; and (4) with respect to any other Investment Property, control within the meaning of Section 9-106 of the Uniform Commercial Code of the applicable jurisdiction.

“Copyrights”: (i) all copyrights and works of authorship arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 6, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Default”: as defined in the Indenture.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Event of Default”: as defined in the Indenture.

“Foreign Subsidiary”: any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Indenture Obligations”: the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Company (including, without limitation, interest accruing at the applicable rate provided in the Indenture after the maturity of the Notes and interest accruing at the applicable rate provided in the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Trustee or any Holder of Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, this Agreement, the other Note Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Holder of Notes that are required to be paid by the Company pursuant to the terms of any of the foregoing agreements).

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets and Trade Secret Licenses, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, property, financial condition or operations of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Note Documents or the rights or remedies of the Collateral Trustee or the Holders of the Notes hereunder or thereunder

“New York UCC”: the Uniform Commercial Code, as from time to time in effect in the State of New York.

“Obligations”: the collective reference to (i) the Indenture Obligations, (ii) the obligations of the Company or other Grantors constituting other Parity Lien Debt Obligations and (iii) all other obligations and liabilities of the Company or other Grantors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with this Agreement (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Company or other Grantors pursuant to the terms of this Agreement).

“Patents”: (i) all letters patent and certificates of invention of the United States and any other country or any political subdivision thereof and all applications for any of the foregoing (and all inventions claimed therein and all improvements thereto) including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”: all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Pledged Notes”: all promissory notes (if any) listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that (i) in no event shall more than 66% of the total outstanding Foreign Subsidiary Voting Stock and 100% of the total outstanding non-voting Capital Stock of any Foreign Subsidiary be required to be pledged hereunder and (ii) in no event shall the Company be required to pledge hereunder any shares of Capital Stock in SV Holdco, LLC or in any publicly traded corporation (other than any Subsidiary) where the value of such shares of such publicly traded corporation does not exceed $10,000 and the value of all such shares for all such corporations does not exceed $50,000 in the aggregate.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from any Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Registered Intellectual Property”: all registrations and applications for registration of Trademarks, Patents and Copyrights.

“Required Debtholders”: at any time, holders of Parity Lien Debt Obligations owed or holding more than 50% of the aggregate sum of, without duplication: (a) the aggregate outstanding principal amount of Parity Lien Debt (including the face amount of any outstanding letters of credit whether or not then available or undrawn) and (b) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit that, when funded, would constitute Parity Lien Debt. For purposes of this definition, (A) votes will be determined in accordance with the provisions of Section 7.2 of the Collateral Trust Agreement and (B) any Parity Lien Debt registered in the name of, or owned or held by the Company, any other Grantor or any of their respective Affiliates will be deemed not to be outstanding to the extent known by the applicable Parity Lien Debt Representative or the Collateral Trustee.

“Secured Parties”: the collective reference to the Holders of Notes, the Trustee, the Collateral Trustee, all future holders of Parity Lien Debt Obligations and each Parity Lien Debt Representative.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

“Trademark License”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

“Trade Secrets”: all trade secrets and all other confidential or proprietary information and know-how whether or not the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing.

“Trade Secret Licenses”: any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in or to Trade Secrets.

“Uncertificated Securities”: all “uncertificated securities” as defined in Article 8 of the Uniform Commercial Code of any applicable jurisdiction.

“Vehicles”: all cars, trucks, tractors, trailers, vans, construction and earth moving equipment and other motor vehicles and automotive equipment covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

1.2. Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. INTENTIONALLY OMITTED

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Collateral Trustee, and hereby grants to the Collateral Trustee, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) all Deposit Accounts;

(e) all Documents (other than title documents with respect to Vehicles);

(f) all Equipment (other than Vehicles);

(g) all General Intangibles;

(h) all Instruments;

(i) all Intellectual Property;

(j) all Inventory;

(k) all Investment Property;

(l) all Letter-of-Credit Rights;

(m) all other personal property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(n) all books and records pertaining to the Collateral; and

(o) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law, or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, the terms of any contract, license, lease, mortgage, deed to secure debt, deed of trust, security agreement or other agreement, instrument or other document evidencing, giving rise to or encumbering such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or such terms in such contract, license, lease, mortgage, deed to secure debt, deed of trust, security agreement or other agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law. Further, notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted in this Section 3 attach to (i) any interests of the Company in SV Holdco, LLC, or (ii) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to each Secured Party as of the date hereof that:

4.1. [Intentionally Omitted].

4.2. Title; No Other Liens. Except for the security interest granted to the Collateral Trustee for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Indenture and Liens which will be terminated as of the Closing Date, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Indenture, and financing statements, mortgages, deeds of trust, deeds to secure debt and other documents and instruments filed of record that evidence Liens that are being terminated in accordance with the requirements of the Indenture. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Note Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. The Collateral Trustee and each of the Secured Parties acknowledges that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Trustee to utilize, sell, lease or transfer the related Intellectual Property pursuant hereto.

4.3. Perfected Priority Liens. (a) Upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such Schedule, have been delivered to the Collateral Trustee in completed and duly executed form) and the payment of all applicable fees, the security interests granted pursuant to this Agreement will constitute valid perfected security interests in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, in all Collateral in which a security interest can be perfected by making such filings or taking such other actions described in Schedule 3, as collateral security for each Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor and (b) are and will be prior to all other Liens on the Collateral in existence on the date hereof except (i) Liens on the Collateral securing the Priority Lien Debt Obligations, (ii) unrecorded Liens permitted by the Indenture which have priority over Liens on the Collateral by operation of law and (iii) Liens permitted to exist on the Collateral pursuant to the Indenture.

4.4. No Consent or Authorization. No consent, authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by any Grantor of the Liens in the Collateral in favor of the Collateral Trustee for the benefit of the Secured Parties hereunder or (ii) the exercise by the Collateral Trustee of any rights or remedies in respect of any Collateral, except (A) for the filings specified on Schedule 3 and (B) as may be required, in connection with the disposition of any Investment Property, by laws generally affecting the offering and sale of securities.

4.5. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s full legal name, type of organization, jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Collateral Trustee a certified charter, certificate of incorporation or other organization document and long-form good standing certificate from its state of incorporation or other organization as of a date which is recent to the date hereof.

4.6. Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.7. Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.8. Investment Property. (a) The shares of Pledged Stock described on Schedule 2 pledged by such Grantor hereunder constitute (i) all of the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or (ii) in the case of any Foreign Subsidiary Capital Stock owned by such Grantor, 66% of the outstanding Foreign Subsidiary Voting Stock and 100% of the total outstanding non-voting Capital Stock of each relevant Issuer.

(b) All of the shares of the Pledged Stock described on Schedule 2 have been duly and validly issued and are fully paid and non-assessable.

(c) No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or priority status of the security interest of the Collateral Trustee in any Pledged Stock described on Schedule 2 or the exercise by the Collateral Trustee of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained.

(d) All of the Pledged Stock described on Schedule 2 constituting Capital Stock in a limited liability company or a partnership (if any) are not or do not represent interests that by their terms provide that they are securities governed by the Uniform Commercial Code of the applicable jurisdiction.

(e) Each of the Pledged Notes described on Schedule 2 constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(f) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement or as otherwise provided in Section 4.3.

4.9. Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Trustee, to the extent required by Section 5.2.

(b) None of the obligors on any Receivables in excess of $100,000 is a Governmental Authority.

(c) The amounts represented by such Grantor to the Holders of Notes from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

4.10. Contracts. (a) No consent of any party (other than such Grantor) to any Contract (other than any such consent required to effectuate the assignment of such agreement to any third party or to the Collateral Trustee upon the exercise of the Collateral Trustee’s rights following an Event of Default) is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement, except as has been obtained or as set forth on Schedule 7.

(b) Each Contract is in full force and effect as of the date hereof and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto, other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

(d) Neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Contracts is in default in any material respect in the performance or observance of any of the terms thereof as of the date hereof.

(e) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims as of the date hereof.

(f) Such Grantor has delivered to the Collateral Trustee a complete and correct copy of each Contract as in effect on the date hereof, including all amendments, supplements and other modifications thereto, except as set forth on Schedule 7.

(g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Trustee, to the extent required by Section 5.2.

(h) None of the parties to any Contract is a Governmental Authority.

4.11. Intellectual Property. (a) Schedule 6 lists all Registered Intellectual Property owned by such Grantor in its own name on the date hereof, which is valid, subsisting and unexpired, and all registered Copyrights exclusively licensed to such Grantor as of the date hereof.

(b) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property owned or exclusively licensed by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(c) As of the date hereof, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question in any respect the validity, enforceability, ownership or use of, or such Grantor’s rights in, any Intellectual Property owned by it or, to such Grantor’s knowledge, any other Intellectual Property licensed or used by it, and such Grantor knows of no valid basis for same, in any case that could reasonably be expected to have a Material Adverse Effect.

4.12. Commercial Tort Claims. On the date hereof, no Grantor has rights in any Commercial Tort Claim with a reasonably estimated value in excess of $250,000 in the aggregate for all Grantors.

4.13. Deposit Accounts, Certificated Securities. Schedule 9 sets forth, as of the date hereof, the Company’s principal concentration deposit account(s), into which all funds contained in each deposit account maintained by it or any of its Subsidiaries for theater revenues are swept not less frequently than once per week, and indicates the bank or intermediary at which such account is held and the account number. Each Grantor has taken all actions necessary, including without limitation those specified in Schedule 3 and Section 5.2 to establish the Collateral Trustee’s Control, in form and substance reasonably satisfactory to the Collateral Trustee, over any portion of the Investment Property constituting Certificated

Securities and establish the Collateral Trustee’s Control, in form and substance reasonably satisfactory to the Collateral Trustee, over the Deposit Account described in the first sentence of this Section 4.13 or any other principal concentration deposit account maintained by the Company.

4.14. Letter-of-Credit Rights. On the date hereof, no Grantor has rights in any Letter-of-Credit Right with a value in excess of $250,000 in the aggregate for all Grantors.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Collateral Trustee and the Secured Parties that, from and after the date of this Agreement until the Obligations shall have been paid in full:

5.1. Covenants in Indenture. In the case of each Grantor which is a Guarantor, such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

5.2. Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Collateral Trustee, duly indorsed in a manner satisfactory to the Collateral Trustee, to be held as Collateral pursuant to this Agreement; provided that the Grantors shall not be obligated to deliver to the Collateral Trustee any Instruments or Chattel Paper held by any Grantor at any time to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by all Grantors at such time does not exceed $500,000.

5.3. Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be customarily maintained under similar circumstances by Persons of established reputation engaged in similar businesses and (ii) insuring such Grantor, the Collateral Trustee and the Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts (subject to reasonable self-insurance levels and deductibles) and having such coverage as may be customarily maintained under similar circumstances by Persons of established reputation engaged in similar businesses.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Trustee of written notice thereof and (ii) name the Collateral Trustee as insured party or loss payee.

(c) The Company shall deliver to the Collateral Trustee and each Parity Lien Debt Representative a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Company to the Collateral Trustee of its audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Collateral Trustee may from time to time reasonably request.

5.4. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

5.5. Maintenance of Perfected Security Interest; Further Documentation (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Note Documents to dispose of the Collateral.

(b) Such Grantor will furnish to the Collateral Trustee and each Parity Lien Debt Representative from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Trustee may reasonably request, all in reasonable detail.

(c) At any time and from time to time, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Trustee or an Act of Required Debtholders may reasonably request in writing for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (1) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any appropriate jurisdiction with respect to the security interests created hereby and (2) in the case of Investment Property in excess of $500,000 and any Deposit Account that constitutes such Grantor’s principal “concentration account,” taking any actions necessary to enable the Collateral Trustee to obtain Control with respect thereto.

5.6. Changes in Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Collateral Trustee and delivery to the Collateral Trustee of all additional executed financing statements and other documents reasonably requested by the Collateral Trustee to maintain the validity, perfection and priority of the security interests provided for herein:

(a) change its jurisdiction of organization; or

(b) change its name, identity, corporate structure or chief executive office.

5.7. Notices. Such Grantor will advise the Collateral Trustee and the Parity Lien Debt Representatives promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Indenture) on any of the Collateral which would adversely affect the ability of the Collateral Trustee to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8. Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Trustee and the Secured Parties, hold the same in trust for the Collateral Trustee and the Secured Parties and promptly deliver the same forthwith to the Collateral Trustee in the exact form received, duly indorsed by such Grantor to the Collateral Trustee, together with an undated transfer power covering such certificate duly executed in blank by such Grantor and with signature guaranteed, to be held by the Collateral Trustee, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Trustee to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Trustee, be delivered to the Collateral Trustee to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Trustee, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations. Notwithstanding the foregoing, the Grantors shall not be required to pay over to the Collateral Trustee or deliver to the Collateral Trustee as Collateral any proceeds of any liquidation or dissolution of any Issuer, or any distribution of capital or property in respect of any Investment Property, to the extent that (i) such liquidation, dissolution, payment or distribution is permitted by the Parity Lien Debt Documents and (ii) the proceeds thereof are used or applied in accordance with the terms of the Parity Lien Debt Documents including any prepayment required thereby.

(b) Without the prior written consent of the Collateral Trustee, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Parity Lien Debt Documents), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Trustee to sell, assign or transfer any of the Investment Property or Proceeds thereof, except in each case as permitted under the terms of the Parity Lien Debt Documents.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(d) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(d) or 6.7 with respect to the Investment Property issued by it.

5.9. Contracts. (a) Such Grantor will perform and comply with all its obligations under the Contracts, where failure to so perform and comply would reasonably be expected to have a Material Adverse Effect.

(b) Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

(c) Such Grantor will use commercially reasonable efforts to cause the other party to perform its material obligations under each such Contract (other than any right of termination).

(d) Such Grantor will promptly deliver to the Collateral Trustee a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

5.10. Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark on each and every trademark class of goods and services applicable to its current business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Trustee, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way, except in any such case where the failure to comply with any of the foregoing clauses (i) through (v) would not reasonably be expected to have a Material Adverse Effect.

(b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent may become forfeited, abandoned or dedicated to the public, except in any such case where the failure to comply with the foregoing would not reasonably be expected to have a Material Adverse Effect.

(c) Such Grantor (either itself or through licensees) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby (i) any Copyrights may become invalidated or otherwise impaired, or (ii) any Copyright may fall into the public domain, except in any such case where the failure to comply with any of the foregoing clauses (i) or (ii) would not reasonably be expected to have a Material Adverse Effect.

(d) Such Grantor will not infringe the intellectual property rights of any other Person, except in any such case where the failure to comply with the foregoing would not reasonably be expected to have a Material Adverse Effect.

(e) Such Grantor will notify the Collateral Trustee and the Parity Lien Debt Representatives in writing promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property having material economic value may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any similar office, court or tribunal in any country) regarding such Grantor’s rights in, or the validity, enforceability, ownership or use of, any Intellectual Property having material economic value, including such Grantor’s right to register the same or to own and maintain the same.

(f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall (i) acquire, become the exclusive licensee of, or file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, or (ii) file a statement of use or amendment to allege use with respect to any intent-to-use Trademark application, such Grantor shall report any filing in respect thereof to the Collateral Trustee within 90 days after the end of each fiscal year of the Company and 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company.

(g) Such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as necessary to evidence the Collateral Trustee’s security interest in any Copyright, Patent or Trademark applications, registrations and exclusive inbound licenses, and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(h) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property having material economic value, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(i) If any Grantor has knowledge that any Intellectual Property having material economic value is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Collateral Trustee after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

SECTION 6. REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Receivables. (a) The Collateral Trustee shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Trustee may require in connection with such test verifications. At any time and from time to time, at any time after the occurrence and during the continuance of an Event of Default, upon the Collateral Trustee’s request (acting upon the written direction of the Parity Lien Debt Representative and/or the Secured Parties) and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Trustee to furnish to the Collateral Trustee reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) After the occurrence and during the continuance of an Event of Default, each Grantor shall collect such Grantor’s Receivables, subject to the Collateral Trustee’s direction and control, and the Collateral Trustee shall (acting upon the written direction of the Parity Lien Debt Representative and/or the Secured Parties) curtail or terminate said authority at any time. After the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall, not later than 10 calendar days after the occurrence of such Event of Default, be deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Trustee if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Trustee, subject to withdrawal by the Collateral Trustee for the account of the Secured Parties only as provided in Section 6.7, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) At any time after the occurrence and during the continuance of an Event of Default, at the Collateral Trustee’s request (acting upon the written direction of the Parity Lien Debt Representative and/or the Secured Parties), each Grantor shall deliver to the Collateral Trustee all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

6.2. Communications with Obligors; Grantors Remain Liable. (a) The Collateral Trustee in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Trustee’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b) Upon request by the Collateral Trustee (acting upon the written direction of the Parity Lien Debt Representative and/or the Secured Parties), at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned as collateral to the Collateral Trustee for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Trustee.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3. Pledged Stock. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Trustee shall (acting upon the written direction of the Parity Lien Debt Representative and/or the Secured Parties) have given notice to the Company that the rights of the Grantors under this Section 6.3(a) are being suspended, each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Parity Lien Debt Documents, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which, in the Collateral Trustee’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture, this Agreement or any other Parity Lien Debt Document.

(b) Upon the occurrence and during the continuance of an Event of Default, after the Collateral Trustee shall have notified the Company of the suspension of the rights of the Grantors under Section 6.3(a) above, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive and all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise, in each case pursuant Section 6.3(a) shall cease, and all such rights shall thereupon become vested in the Collateral Trustee, including, without limitation, (i) the Collateral Trustee shall have the sole and exclusive right and authority to receive any and all dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in the order set forth in Section 6.7, and (ii) at the election of the Collateral Trustee any or all of the Investment Property shall be registered in the name of the Collateral Trustee or its nominee, and (iii) the Collateral Trustee or its nominee shall have the sole and exclusive right and power to exercise (1) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders, members or partners of the relevant Issuer or Issuers or otherwise and (2) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Trustee of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Trustee may determine), all without liability except to account for property actually received by it, but the Collateral Trustee shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) In order to permit the Collateral Trustee to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, in each case after the occurrence and during the continuation of an Event of Default, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Trustee all such proxies, dividend payment orders and other instruments as the Collateral Trustee may from time to time reasonably request (acting upon the written direction of the Parity Lien Debt Representative and/or the Secured Parties) and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Trustee an irrevocable proxy to vote all or any part of the Investment Property and to exercise all other rights, powers, privileges and remedies to which a holder of the Investment Property would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Investment Property on the record books of the Issuer thereof) by any other Person (including the Issuer of such Investment Property or any officer, manager or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Obligations.

(d) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Trustee in writing that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Trustee.

6.4. Grant of Intellectual Property License. For the purpose of enabling the Collateral Trustee, during the continuance of an Event of Default, to exercise rights and remedies under Section 6 hereof at such time as the Collateral Trustee shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Trustee, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

6.5. Proceeds to be Turned Over to Collateral Trustee. In addition to the rights of the Collateral Trustee and the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks, other near cash items and other Instruments shall be held by such Grantor in trust for the Collateral Trustee and the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be promptly turned over to the Collateral Trustee in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Trustee, if required). All Proceeds received by the Collateral Trustee hereunder shall be held by the Collateral Trustee in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Trustee in a Collateral Account (or by such Grantor in trust for the Collateral Trustee and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.7.

6.6. Application of Proceeds. At such intervals as may be agreed upon by the Company and the Collateral Trustee, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Trustee’s election, the Collateral Trustee may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Collateral Trustee and the Parity Lien Debt Representatives under the Parity Lien Debt Documents;

Second, to the Collateral Trustee, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Collateral Trustee, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance of such Proceeds remaining after the Obligations shall have been paid in full.

6.7. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Trustee, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Trustee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Trustee or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Trustee until the sale price is paid by the purchaser(s) thereof, but the Collateral Trustee shall not incur any liability in case any such purchaser(s) shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, stay, valuation or appraisal on the part of any Grantor, which right or equity is hereby waived and released. Each Grantor hereby waives, to the extent permitted by law, any claims against the Collateral Trustee or any Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Trustee accepts the first offer received and does not offer such Collateral to more than one offeree; provided that the foregoing waiver shall not affect the obligations of the parties to exercise remedies under this Agreement in a commercially reasonable manner in accordance with applicable law. Each Grantor further agrees, at the Collateral Trustee’s request and at such Grantor’s expense, (i) to assemble the Collateral and make it available to the Collateral Trustee at places which the Collateral Trustee shall reasonably select, whether at such Grantor’s premises or elsewhere and (ii) to permit the Collateral Trustee to occupy any premises owned or, to the extent lawful and permitted, leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; (iii) prior to the disposition of the Collateral, the Collateral Trustee shall have the right to store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Trustee deems appropriate. The Collateral Trustee shall apply the net proceeds of any action taken by it pursuant to this Section 6.7, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Trustee and the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 6.6, and only after such application and after the payment by the Collateral Trustee of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Trustee account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Trustee or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before a public sale or the time after which any private sale is to be made. The Collateral Trustee shall not be obligated to make any sale of any Collateral regardless of notice of sale having been given. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such Sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Trustee shall have no obligation to marshal any of the Collateral.

6.8. Registration Rights. (a) If the Collateral Trustee shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.7, and if in the opinion of the Collateral Trustee it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Trustee, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all applicable jurisdictions and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Collateral Trustee may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Trustee shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.8 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.9 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.8 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

6.9. Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Collateral Trustee, all Indebtedness owing by it to any Subsidiary of the Company shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

6.10. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Trustee or any Secured Party to collect such deficiency.

SECTION 7. THE COLLATERAL TRUSTEE

7.1. Collateral Trustee’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)	in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Trustee for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)	in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Trustee may request to evidence the Collateral Trustee’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)	pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)	execute, in connection with any sale provided for in Sections 6.8 or 6.9, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)

(1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Trustee or as the Collateral Trustee shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Trustee may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Trustee shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes, and do, at the Collateral Trustee’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Trustee deems necessary to protect, preserve or realize upon the Collateral and the Collateral Trustee’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Trustee agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Trustee, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Collateral Trustee incurred in connection with actions undertaken as provided in this Section 7.1 (including attorney’s fees and expenses), together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on any past due Notes under the Indenture, from the date of payment by the Collateral Trustee to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Trustee on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2. Duty of Collateral Trustee. The Collateral Trustee’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Trustee deals with similar property for its own account. Neither the Collateral Trustee, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Trustee and the Secured Parties hereunder are solely to protect the Collateral Trustee’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Trustee or any Secured Party to exercise any such powers. The Collateral Trustee and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3. Authority to File Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Trustee to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Trustee determines appropriate to perfect the security interests of the Collateral Trustee under this Agreement. Each Grantor authorizes the Collateral Trustee to use the collateral description “all personal property” or words of similar effect in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Trustee of any financing statement with respect to the Collateral made prior to the date hereof.

7.4. Authority of Collateral Trustee. Each Grantor acknowledges that the rights, protections, immunities and responsibilities of the Collateral Trustee under this Agreement with respect to any action taken by the Collateral Trustee or the exercise or non-exercise by the Collateral Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Trustee and the Secured Parties, be governed by the Collateral Trust Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Trustee and the Grantors, the Collateral Trustee shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 7.1 of the Collateral Trust Agreement.

8.2. Notices. All notices, requests and demands to or upon the Collateral Trustee or any Grantor hereunder shall be effected in the manner provided for in Section 7.8 of the Collateral Trust Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.

8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Trustee nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Trustee or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Trustee or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Trustee or any Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay, or reimburse each Secured Party and the Collateral Trustee for, all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Parity Lien Debt Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Secured Party and of counsel to the Collateral Trustee.

(b) Each Grantor, jointly and severally, agrees to pay, and to save the Collateral Trustee and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor, jointly and severally, agrees to pay, and to save the Collateral Trustee and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to Section 7.12 of the Collateral Trust Agreement.

(d) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Indenture and the other Parity Lien Debt Documents.

8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Trustee.

8.6. Set-Off. In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, upon the occurrence and during the continuation of any Event of Default, and without any further notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor hereunder (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor, as the case may be. Each Secured Party agrees promptly to notify the relevant Grantor and the Collateral Trustee in writing after any such setoff and application made by such Secured Party, provided that the failure to give such notice shall not affect the validity of such setoff and application.

8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10. Integration. This Agreement and the other Parity Lien Debt Documents represent the agreement of the Grantors, the Collateral Trustee and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Trustee or any Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Parity Lien Debt Documents.

8.11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Note Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13. Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Parity Lien Debt Documents to which it is a party;

(b) neither the Collateral Trustee nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Parity Lien Debt Documents, and the relationship between the Grantors, on the one hand, and the Collateral Trustee and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Note Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14. Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to the terms of the Indenture or other Parity Lien Debt Document shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15. Releases. (a) At such time as the Notes and the other Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Trustee and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the written request and sole expense of any Grantor (and to the extent and in the form required by the Collateral Trust Agreement, upon receipt of an officer’s certificate and an opinion of counsel) following any such termination, the Collateral Trustee shall deliver to such Grantor any Collateral held by the Collateral Trustee hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, in accordance with the provisions of the Collateral Trust Agreement.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Parity Lien Debt Documents or that has been consented to in accordance with the terms of the Indenture and any other applicable Parity Lien Debt Document, then the Collateral Trustee, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

8.16. WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL TRUSTEE AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17. Collateral Trust Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Trustee for the benefit of the Secured Parties pursuant to this Agreement and the exercise of any right or remedy by the Collateral Trustee hereunder are subject to the provisions of the Collateral Trust Agreement. In the event of any conflict between the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement shall govern and control.

IN WITNESS WHEREOF, each of the undersigned has caused this Second Lien Collateral Agreement to be duly executed and delivered as of the date first above written.

CARMIKE CINEMAS, INC.

/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Senior Vice President, General Counsel and
Corporate Secretary

EASTWYNN THEATRES, INC.

/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Senior Vice President, General Counsel and
Secretary

GEORGE G. KERASOTES CORPORATION

/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Senior Vice President, General Counsel and
Secretary

GKC INDIANA THEATRES, INC.

/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Senior Vice President, General Counsel and
Secretary

GKC MICHIGAN THEATRES, INC.

/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Senior Vice President, General Counsel and
Secretary

GKC THEATRES, INC.

/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Senior Vice President, General Counsel and
Secretary

MILITARY SERVICES, INC.

/s/ Daniel E. Ellis
Name:	Daniel E. Ellis
Title:	Senior Vice President, General Counsel and
Secretary

2

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Trustee

/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

3

Annex 1

to

Collateral Agreement

ASSUMPTION AGREEMENT, dated as of             , 20     (this “Assumption Agreement”), made by                                         , a                      [corporation] (the “Additional Grantor”), in favor of Wells Fargo Bank, National Association, as collateral trustee (in such capacity, the “Collateral Trustee”) for the Secured Parties described in the Collateral Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Collateral Agreement.

W I T N E S S E T H :

WHEREAS, Carmike Cinemas, Inc. (the “Company”) and certain of its Affiliates (other than the Additional Grantor) have entered into the Second Lien Collateral Agreement, dated as of April 27, 2012 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Collateral Trustee for the ratable benefit of the Secured Parties referred to therein;

WHEREAS, the Collateral Agreement provides that the Additional Grantor may become a party to the Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 2

to

Collateral Agreement

ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Second Lien Collateral Agreement, dated as of April 27, 2012 (the “Agreement”), made by the Grantors parties thereto for the benefit of Wells Fargo Bank, National Association, as Collateral Trustee. The undersigned agrees for the benefit of the Secured Parties as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Collateral Trustee promptly in writing of the occurrence of any of the events described in Section 5.8(a) of the Agreement.

3. The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]

By

Title

Address for Notices:

Fax: